UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange At of 1934 (Amendment No.  )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTHERN POWER SYSTEMS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Price per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

Northern Power Systems Corp.

29 Pitman Road, Barre, VT 05641

NOTICE AND ACCESS NOTIFICATION

THIS NOTICE CONTAINS IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2015

Dear Shareholder:

You are receiving this notification as Northern Power Systems Corp. (the “Company”) is using the notice and access model (“Notice and Access”) for the delivery of proxy and other meeting materials to shareholders for its Annual General Meeting of Shareholders to be held on May 27, 2015 (the “Annual Meeting”).

Under Notice and Access, shareholders receive a proxy card or voting instruction form—included with this Notice—enabling them to vote at the Annual Meeting. However, instead of receiving printed copies of the Company’s Information Circular and Proxy Statement (“Proxy Statement”) and Annual Report on Form 10-K for the year ended December 31, 2014 (collectively, the “Meeting Materials”), the Company is providing shareholders this Notice containing information on how to access the Meeting Materials on the Internet. Shareholders with existing instructions on their account to receive printed materials will receive a printed copy of the Meeting Materials.

This Notice is prepared in accordance with the Notice and Access provisions under Canadian National Instruments 51-102 and 54-101 and Rule 14a-16 of the Securities Exchange Act of 1934, as amended, and is only an overview of the more complex Meeting Materials available to shareholders on-line according to the instructions provided below.

MEETING DATE, LOCATION, AND PURPOSES

The Annual Meeting will be held on Wednesday, May 27, 2015 at 10:00 a.m. (local time) at the offices of Allen & Company LLC, 711 Fifth Avenue, Floor 9, New York, New York, for the following purposes:

1.	To set the number of directors of the Company at seven. (See Proxy Statement, Proposal 1 – Setting the Number of Directors.)

2.	To elect seven director nominees to hold office until the 2016 Annual General Meeting of Shareholders. (See Proxy Statement, Proposal 2 – Election of Directors.)

3.	To ratify the appointment of McGladrey LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. (See Proxy Statement, Proposal 3 – Ratification of the Appointment of Independent Registered Public Accountant.)

4.	To receive the audited financial statements of the Company from the financial year ended December 31, 2014 and accompanying report of the independent registered public accounting firm.

5.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

For detailed information regarding each of the above matters, please refer to the relevant section of the Proxy Statement. Shareholders are reminded to access and review the Proxy Statement and other Meeting Materials prior to voting.

Holders of common shares at the close of business on April 10, 2015, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement.

ACCESSING MEETING MATERIALS ONLINE

The Meeting Materials can be viewed online under the Company’s profile at www.sedar.com (Canada) or www.sec.gov (United States), on the Investor Relations page of Company’s website at www.ir.northernpower.com, or at https://noticeinsite.tmxequity.com/NorthernPowerSystemsAM2015.

REQUESTING PRINTED MEETING MATERIALS

Shareholders who wish to receive paper copies of the applicable Meeting Materials may request copies from TMX Equity Transfer Services (www.tmxequitytransferservices.com) by calling toll free at 1-866-393-4891 or emailing TMXEInvestorServices@TMX.com. Requests for Meeting Materials may be made up to one year from the date the Proxy Statement was filed on SEDAR.

In order to allow reasonable time to receive and review the Meeting Materials, requests should be received by the close of business on May 18, 2015. Meeting Materials will be sent by postal delivery, at no cost to the shareholder.

VOTING PROCESS

This Notice is accompanied by either a proxy card for registered shareholders or voting instruction form for non-registered shareholders.

Registered Shareholders as of the close of business on April 10, 2015, may vote in person at the Annual Meeting, or by proxy using one of the following methods:

Via Internet:	Go to www.voteproxyonline.com and enter the 12-digit control number found on your proxy card.

Via Mail or Hand Delivery:	Return the enclosed proxy card to: TMX Equity Transfer Services Inc. 200 University Avenue, Suite 300 Toronto, Ontario M5H 4H1

Via Facsimile:	Fax your signed and dated proxy card to 1-416-595-9593

The deadline for receiving duly completed and executed forms of proxy or submitting your proxy by facsimile or over the Internet is 10:00 a.m. Eastern Time on May 25, 2015.

Non-Registered Shareholders may vote or appoint a proxy using their voting instruction form included with this Notice. You should carefully follow the instructions of your intermediary, including those regarding when and where the completed voting instruction form is to be delivered.

QUESTIONS

Shareholders with questions about Notice and Access can call TMX Equity Transfer Services toll free at 1-866-393-4891. To obtain directions to Allen & Company LLC in order to attend the Annual Meeting in person, contact Investor Relations at ir@northernpower.com or (857) 209-3606.

DATED at Barre, Vermont, this 16th day of April, 2015.	By Order of the Board of Directors,

Elliot J. Mark

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